Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

TURNSTONE BIOLOGICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2018 Equity Incentive Plan	Other(2)	2,672,573(3)	$9.42	$25,175,638	0.0001102	$2,775.00

Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2023 Equity Incentive Plan	Other(4)	2,722,887(5)	$12.00	$32,674,644	0.0001102	$3,601.00

Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2023 Employee Stock Purchase Plan	Other(6)	222,287(7)	$10.20	$2,267,328	0.0001102	$250.00

Total Offering Amounts				—	$60,117,610	—	$6,626.00

Total Fee Offsets				—	—	—	—

Net Fee Due				—	—	—	$6,626.00
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock (“Common Stock”) of Turnstone Biologics Corp. (the “Registrant”) that become issuable under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”), the Registrant’s 2023 Equity Incentive Plan (the “2023 Plan”), or the Registrant’s 2023 Employee Stock Purchase Plan (the “2023 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 2,672,573 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2018 Plan are calculated using the weighted-average exercise price of $9.42 per share for such stock options.

(3)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2018 Plan. No additional stock awards will be granted under the 2018 Plan.
(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated on the basis of $12.00 per share (the “IPO Price”), which is the initial public offering price per share of the Registrant’s Common Stock set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission on July 21, 2023 pursuant to Rule 424(b) of the Securities Act.

(5)

Represents 2,722,887 shares of Common Stock reserved for future grant under the 2023 Plan. To the extent that any stock options discussed under footnote (2) outstanding under the 2018 Plan expire or are terminated prior to exercise, the shares of common stock reserved for issuance pursuant to such stock options will become available for issuance as shares of common stock under the 2023 Plan. The 2023 Plan also provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2023 Plan on January 1st of each year, commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock. This explanation is provided for information purposes only. The issuance of such additional shares is not being registered on this Registration Statement.

(6)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated on the basis of the IPO Price, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2023 ESPP.

(7)

Represents 222,287 shares of Common Stock reserved for future grant under the 2023 ESPP. The 2023 ESPP provides that an additional number of shares of Common Stock will automatically be added annually to the shares authorized for issuance under the 2023 ESPP on January 1st of each year, commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year and (ii) 666,861 shares of Common Stock; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock. This explanation is provided for information purposes only. The issuance of such additional shares is not being registered on this Registration Statement.